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                                                                 EXHIBIT 10.1

                              PROMISSORY NOTE


$20,000.00                                                      June 16, 1995


     FOR VALUE RECEIVED, the undersigned promises to pay to Rick W. Jarrett, II ("Jarrett"), at San Diego, California, or such other place as the holder of this Note may from time to time in writing direct, the principal sum of Twenty Thousand Dollars ($20,000.00) with interest from the above date at the rate of ten percent per annum. Interest shall be calculated on the basis of a three hundred sixty (360) day year and on the actual number of days that such principal was outstanding.

     Principal and interest shall be payable in lawful money of the United States of America and all or any part of the unpaid balance of principal may be repaid at any time, without premium or penalty.

     The undersigned hereby waives presentment, protest, notice of protest, demand for payment, notice of dishonor and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by the holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

     The entire sum shall become immediately due and payable without further notice, demand or presentment, at the option of the holder of this Note, upon the occurrence at any time of any one or more of the following events ("events of default"): (a) an assignment by the undersigned for the benefit of its creditors; (b) the initiation of involuntary bankruptcy, proceedings against the undersigned, which proceedings are not dismissed within 60 days thereafter of (c) the filing by the undersigned of a petition under the Federal Bankruptcy Code or comparable state laws for the reorganization, arrangement or other judicial protection upon insolvency.

     The foregoing option to accelerate the indebtedness evidenced by this Note may be exercised by Jarrett at any time after the occurrence of any of the events of default. The failure to exercise the foregoing option on the occurrence of one or more of such events of default shall not prevent the exercise upon the reoccurrence of such events of default or upon the occurrence of any other event of default.

     The undersigned agrees to pay all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by Jarrett hereunder in connection with enforcing the obligations of the undersigned hereunder.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

6-16-95                                          /s/ James B. Kylstad
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Date                                             TCS Enterprises, Inc.